Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 19, 2026 relating to the financial statements of Invitation Homes Inc. and the effectiveness of Invitation Homes Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Invitation Homes Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Dallas, Texas

May 14, 2026